Exhibit 10.6

DEBT CONVERSION AGREEMENT

This Agreement is entered into this 20th day of January, 2017 (the “Effective Date”), by and between NuLife Sciences, Inc., a Nevada corporation (the "Company") and MZHCI, LLC (the “Holder”). Company and Holder are referred to individually as a “Party” and collectively as the "Parties."

Witnesseth:

WHEREAS, the Parties desire to convert an aggregate of $13,750 of debt, as detailed on the books and records of the Company (the “Converted Amount”), into shares of common voting stock of the Company.

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Parties agree as follows:

1.       Conversion of the Converted Amount.

1.1       As of the Effective Date, the Converted Amount shall be converted into Fifty Five Thousand (55,000) shares of Series A Preferred Stock of the Company (the "Shares").

1.2       Upon the conversion of the Converted Amount as provided above, the Holder hereby waives and forever releases the Company in respect of the Converted Amount, together with any and all interest as accrued thereon.

1.3       The Shares to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by the Company and will be fully paid and nonassessable.

2.       Representations and Warranties of the Company.

2.1       Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, and to enter into and perform this Agreement, to issue the Shares hereunder and to carry out the transactions contemplated by this Agreement.

2.2       Authorization. The execution, delivery and performance by the Company of this Agreement and the performance of all of the Company's obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it or any of its properties is bound.

2.3       Issuance of Shares. The issuance and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Shares when so issued and delivered against in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

3.       Miscellaneous.

3.1       No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

3.2       Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

3.3       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3.4       Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

3.5       Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by any Party of any default misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

3.6       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

3.7       Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

3.8       Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the state of Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

IN WITNESS WHEREOF, the Parties hereto executed the foregoing Debt Conversion Agreement effective as of the Effective Date set forth above.

MZHCI, LLC

By.

Ted Haberfield, President

NULIF

By.

Fred Luke, President